UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         MARCH 31, 2005 (MARCH 30, 2005)
                Date of Report (Date of earliest event reported)

                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     333-120412                  58-2342021
(State or other jurisdiction    (Commission File No.)          (IRS Employer
   of incorporation)                                         Identification No.)


                         420 LEXINGTON AVENUE, SUITE 518
                               NEW YORK, NY 10170
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (212) 972-2000




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|-| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|-| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|-| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 8.  OTHER EVENTS

On March 30, 2005, Fusion Telecommunications International, Inc. ("Fusion") issued a press release announcing that the underwriters of Fusion's recent initial public offering have exercised the over-allotment option to purchase 480,000 additional shares of common stock and 540,000 additional redeemable common stock purchase warrants at the offer price of $6.45 per share and $0.05 per warrant, respectively.

As a result of the exercise of the option, Fusion received additional net proceeds of approximately $2.9 million, resulting in total net proceeds from the offering of approximately $23.3 million. After giving effect to the sale of the over-allotment shares, a total of 4,080,000 shares of common stock and 4,140,000 warrants were sold in the offering.


A press release announcing the underwriters' exercise of the over-allotment option is filed herewith as Exhibit 99.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits

       99.1 Press Release issued by Fusion Telecommunications International, Inc., dated March 30, 2005, entitled "Fusion's Underwriters Exercise Over-Allotment Option. "


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                         Fusion Telecommunications International, Inc.

                         By: /s/ MATTHEW D. ROSEN
                         Matthew D. Rosen, President and Chief Operating Officer

March 31, 2005

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



                                  EXHIBIT INDEX




EXHIBIT
NUMBER         DESCRIPTION



       99.1 Press Release issued by Fusion Telecommunications International, Inc., dated March 30, 2005, entitled "Fusion's Underwriters Exercise Over-Allotment Option."